EXHIBIT 10(k) — SECOND AMENDMENT TO THE CREDIT AGREEMENT

SECOND AMENDMENT

THIS SECOND AMENDMENT dated as of August 1, 2001 (this “Amendment”) amends the Fourth Amended and Restated Credit Agreement dated as of August 2, 1999 (as previously amended, the “Credit Agreement”) among BEMIS COMPANY, INC., various financial institutions and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower, the Banks and the Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    Amendment.  Subject to the effectiveness hereof pursuant to Section 3, the definition of “Termination Date” is amended by deleting the reference to “August 1, 2005” therein and substituting “August 1, 2006” therefor.  The parties hereto agree that the foregoing amendment shall constitute an extension of the Termination Date pursuant to Section 2.14 of the Credit Agreement.

SECTION 2    Representations and Warranties.  The Borrower represents and warrants to the Banks and the Agent that (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) the execution and delivery hereof by the Borrower and the performance by the Borrower of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Borrower, (ii) have been duly authorized by all necessary action on the part of the Borrower, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (x) any provision of applicable law or the certificate of incorporation or by–laws or other organizational documents of the Borrower or (y) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower and (c) the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

SECTION 3    Effectiveness.  This Amendment shall become effective when the Agent shall have received (by facsimile or otherwise) counterparts of this Amendment executed by each Bank and the Company.

SECTION 4    Removal of Bank; Revised Commitments.  As of the effectiveness of this Amendment, First Hawaiian Bank shall no longer be a Bank under the Credit Agreement.  The Company agrees that upon the effectiveness of this Amendment it will pay in full all outstanding Loans of First Hawaiian Bank, together with all accrued and unpaid interest thereon and all accrued and unpaid fees owed to First Hawaiian Bank.  Upon the effectiveness of this Amendment, each of Wachovia Bank, N.A. and Bank One, NA (Main Office Chicago) will increase its Commitment by  $15,000,000 and $10,000,000, respectively, and the Commitment of each Bank shall equal the Commitment of such Bank set forth opposite such Bank’s name on the signature pages hereof.

SECTION 5    Miscellaneous.

5.1  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

5.2  Expenses.  The Borrower agrees to pay all reasonable expenses of the Agent, including reasonable fees and charges of special counsel to the Agent, in connection with the preparation, execution and delivery of this Amendment.

5.3  Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

5.4  Successors and Assigns.  This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BEMIS COMPANY, INC.

By:
Title:

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent

By:
Title:

Commitments	Banks:

$70,000,000	BANK ONE, NA (Main Office Chicago)
(formerly The First National Bank of Chicago)

By:
Title:

$60,000,000	WELLS FARGO BANK, NATIONAL ASSOCIATION
(formerly Norwest Bank Minnesota, N.A.)

By:
Title

$60,000,000	U.S. BANK NATIONAL ASSOCIATION

By:
Title

$60,000,000	WACHOVIA BANK, N.A.

By:
Title

$84,000,000	REVOLVING COMMITMENT VEHICLE CORPORATION

	By:	Morgan Guaranty Trust Company of New York, as Attorney-in-fact for Revolving Commitment Vehicle Corporation

By:
Title:

The undersigned confirms that as of the effectiveness of this Amendment it shall no longer be a Bank under the Credit Agreement (but shall be entitled to the benefits of any provision of the Credit Agreement which by its terms would survive termination thereof)

FIRST HAWAIIAN BANK

By:
Title